Exhibit 21.1

Subsidiaries of ADS Waste Holdings, Inc.	Jurisdiction of Incorporation
Advanced Disposal Services Shippensburg, LLC	Delaware
Advanced Disposal Services Skippack, Inc.	Pennsylvania
Champion Transfer Station, Inc.	Pennsylvania
Diller Transfer Station, Inc.	Pennsylvania
Harmony Landfill, LLC	Delaware
ADS Renewable Energy - Eagle Point, LLC	Delaware
ADS Renewable Energy - Stones Throw, LLC	Delaware
ADS Renewable Energy - Wolf Creek, LLC	Delaware
ADS Solid Waste of NJ, Inc.	New Jersey
Advanced Disposal Recycling Services Atlanta, LLC	Delaware
Advanced Disposal Recycling Services Gulf Coast, LLC	Delaware
Advanced Disposal Services Mobile Transfer Station, LLC	Delaware
Advanced Disposal Services Alabama CATS, LLC	Delaware
Advanced Disposal Services Alabama EATS, LLC	Delaware
Advanced Disposal Services Alabama Holdings, LLC	Delaware
Advanced Disposal Services Alabama, LLC	Delaware
Advanced Disposal Services Arbor Hills Landfill, Inc.	Michigan
Advanced Disposal Services Atlanta, LLC	Delaware
Advanced Disposal Services Augusta, LLC	Delaware
Advanced Disposal Services Biloxi MRF, LLC	Delaware
Advanced Disposal Services Birmingham, Inc.	Alabama
Advanced Disposal Services Blackfoot Landfill, Inc.	Indiana
Advanced Disposal Services Blue Ridge Landfill, Inc.	Kentucky
Advanced Disposal Services Carolinas, LLC	Delaware
Advanced Disposal Services Cedar Hill Landfill, Inc.	Alabama
Advanced Disposal Services Central Florida, LLC	Delaware
Advanced Disposal Services Chestnut Valley Landfill, Inc.	Pennsylvania
Advanced Disposal Services Cobb County Recycling Facility, LLC	Delaware
Advanced Disposal Services Cobb County Transfer Station, LLC	Delaware
Advanced Disposal Services Cranberry Creek Landfill, LLC	Wisconsin
Advanced Disposal Services Cypress Acres Landfill, Inc.	Florida
Advanced Disposal Services Eagle Bluff Landfill, Inc.	Alabama
Advanced Disposal Services East, Inc.	Delaware
Advanced Disposal Services Emerald Park Landfill, LLC	Wisconsin
Advanced Disposal Services Evergreen Landfill, Inc.	Georgia
Advanced Disposal Services Glacier Ridge Landfill, LLC	Wisconsin
Advanced Disposal Services Grand Bahama Limited	Bahamas
Advanced Disposal Services Greentree Landfill, LLC	Pennsylvania
Advanced Disposal Services Gulf Coast, LLC	Delaware

Advanced Disposal Services Gwinnett Transfer Station, LLC	Delaware
Advanced Disposal Services Hancock County, LLC	Delaware
Advanced Disposal Services Hickory Meadows Landfill, LLC	Wisconsin
Advanced Disposal Services Hoosier Landfill, Inc.	Indiana
Advanced Disposal Services Jackson, LLC	Delaware
Advanced Disposal Services Jacksonville, LLC	Delaware
Advanced Disposal Services Jones Road, LLC	Delaware
Advanced Disposal Services Lancaster Landfill, LLC	Pennsylvania
Advanced Disposal Services Lehigh Valley, Inc.	Pennsylvania
Advanced Disposal Services Lithonia Transfer Station, LLC	Delaware
Advanced Disposal Services Macon, LLC	Georgia
Advanced Disposal Services Magnolia Ridge Landfill, LLC	Georgia
Advanced Disposal Services Mallard Ridge Landfill, Inc.	Wisconsin
Advanced Disposal Services Maple Hill Landfill, Inc.	Missouri
Advanced Disposal Services Middle Georgia, LLC	Delaware
Advanced Disposal Services Midwest, LLC	Wisconsin
Advanced Disposal Services Milledgeville Transfer Station, LLC	Delaware
Advanced Disposal Services Mississippi Holdings, Inc.	Delaware
Advanced Disposal Services Mississippi, LLC	Delaware
Advanced Disposal Services Morehead Landfill, Inc.	Kentucky
Advanced Disposal Services National Accounts Holdings, Inc.	Delaware
Advanced Disposal Services National Accounts, Inc.	Delaware
Advanced Disposal Services National Accounts, LLC	North Carolina
Advanced Disposal Services North Alabama Landfill, LLC	Delaware
Advanced Disposal Services North Georgia, LLC	Delaware
Advanced Disposal Services Oak Ridge Landfill, Inc.	Missouri
Advanced Disposal Services Orchard Hills Landfill, Inc.	Illinois
Advanced Disposal Services Pasco County, LLC	Delaware
Advanced Disposal Services Pecan Row Landfill, LLC	Georgia
Advanced Disposal Services Pontiac Landfill, Inc.	Michigan
Advanced Disposal Services Prattville C&D Landfill, LLC	Delaware
Advanced Disposal Services Renewable Energy, LLC	Delaware
Advanced Disposal Services Rogers Lake, LLC	Delaware
Advanced Disposal Services Rolling Hills Landfill, Inc.	Minnesota
Advanced Disposal Services Selma Transfer Station, LLC	Delaware
Advanced Disposal Services Seven Mile Creek Landfill, LLC	Delaware
Advanced Disposal Services Smyrna Transfer Station, LLC	Delaware
Advanced Disposal Services Solid Waste Leasing Corp.	Wisconsin
Advanced Disposal Services Solid Waste Midwest, LLC	Wisconsin
Advanced Disposal Services Solid Waste of PA, Inc.	Pennsylvania
Advanced Disposal Services Solid Waste Southeast, Inc.	Florida
Advanced Disposal Services Somerset, Inc.	Pennsylvania
Advanced Disposal Services South Carolina, LLC	South Carolina

Advanced Disposal Services South, LLC	Delaware
Advanced Disposal Services Star Ridge Landfill, Inc.	Alabama
Advanced Disposal Services Stateline, LLC	Delaware
Advanced Disposal Services Sumner Landfill, Inc.	Illinois
Advanced Disposal Services Taylor County Landfill, LLC	Georgia
Advanced Disposal Services Tennessee Holdings, Inc.	Delaware
Advanced Disposal Services Tennessee, LLC	Delaware
Advanced Disposal Services Valley Meadows Landfill, LLC	Wisconsin
Advanced Disposal Services Valley View Landfill, Inc.	Illinois
Advanced Disposal Services Vasko Rubbish Removal, Inc.	Minnesota
Advanced Disposal Services Vasko Solid Waste, Inc.	Minnesota
Advanced Disposal Services Wayne County Landfill, Inc.	Illinois
Advanced Disposal Services Zion Landfill, Inc.	Illinois
Baton Rouge Renewable Energy LLC	Delaware
BBJ Transport Inc.	Wisconsin
Burlington Transfer Station, Inc.	Delaware
Cartersville Transfer Station, LLC	Delaware
Caruthers Mill C&D Landfill, LLC	Delaware
Community Refuse Service, Inc.	Pennsylvania
Community Refuse Service, LLC	Delaware
Doraville Transfer Station, LLC	Delaware
Eagle Point Landfill, LLC	Delaware
Eastern Trans-Waste of Maryland, Inc.	Maryland
Eco-Safe Systems, LLC	Tennessee
Hall County Transfer Station, LLC	Delaware
Highstar Galante, Inc.	Delaware
Highstar Royal Oaks I, Inc.	Delaware
Highstar Royal Oaks II, Inc.	Delaware
Highstar Waste Acquisition Corp.	Delaware
Hinkle Transfer Station, Inc.	Pennsylvania
HWStar Holdings Corp.	Delaware
IWStar Waste Holdings Corp.	Delaware
Jones Road Landfill and Recycling, Ltd.	Florida
Land & Gas Reclamation, Inc.	Wisconsin
Landsouth, Inc.	Wisconsin
Moretown Landfill, Inc.	Delaware
Mostoller Landfill, Inc.	Delaware
Mostoller Landfill, LLC	Pennsylvania
Nassau County Landfill, LLC	Delaware
NEWS MA Holdings, Inc.	Delaware
NEWS Mid-Atlantic Holdings, Inc.	Delaware
NEWS North East Holdings, Inc.	Delaware
NEWS PA Holdings, Inc.	Delaware

NEWStar Waste Holdings Corp.	Delaware
North East Waste Services, Inc.	Delaware
North East Waste Transport, Inc.	New Jersey
Old Kings Road Solid Waste, LLC	Delaware
Old Kings Road, LLC	Delaware
Parker Sanitation II, Inc.	Florida
Pasco Lakes Inc.	Florida
PDC Disposal Co., Inc.	New Jersey
Rock Disposal, Inc.	Wisconsin
Sanitation Services Company Limited	Bahamas
Somerset Hauling, Inc.	Delaware
South Hadley Landfill, LLC	Delaware
South Suburban, LLC	Wisconsin
SSI Southland Holdings, Inc.	Delaware
St. Johnsbury Transfer Station, Inc.	Delaware
Stone’s Throw Landfill, LLC	Delaware
Summit, Inc.	Wisconsin
Superior Waste Services of New York City, Inc.	New York
Tallassee Waste Disposal Center, Inc.	Alabama
Trestle Park Carting, Inc.	Pennsylvania
Trestle Transport, Inc.	Pennsylvania
Turkey Trot Landfill, LLC	Delaware
Urban Sanitation Limited	Bahamas
Vermont Hauling, Inc.	Delaware
Waitsfield Transfer Station, Inc.	Delaware
WBLF Acquisition Company, LLC	Pennsylvania
Welcome All Transfer Station, LLC	Delaware
Western Maryland Waste Systems, LLC	Maryland
Wolf Creek Landfill, LLC	Delaware
WSI Medical Waste Systems, Inc.	Delaware
WSI of New York, Inc.	Delaware
WSI Sandy Run Landfill, Inc.	Delaware
WSI Sandy Run Landfill, LLC	Delaware